Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Viad Corp on Form S-8 of our report dated February 21, 1997 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's change in the method of accounting for impairment of long-lived assets in 1995) appearing in the Annual Report on Form 10-K of Viad Corp for the year ended December 31, 1996.

     We also consent to the reference to us under the heading
"Experts" in such Registration Statement.


/s/  Deloitte & Touche
     Phoenix, Arizona

     September 8, 1997